SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2002

NOVAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2816046

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8320 Guilford Road, Columbia, MD	21046

(Address of principal executive offices)	(Zip code)

(301) 854-3900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

NOVAVAX, INC.
ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS

     On September 9, 2002, Novavax, Inc. (“Novavax” or the “Company”) announced that the Company submitted a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) for ESTRASORB™, an estradiol topical emulsion, less than five months after the FDA requested additional information with respect to the Chemistry Manufacturing and Controls section of the Company’s initial NDA filing for ESTRASORB.

     Separately, Novavax announced that John A. Spears has resigned from the positions of President, CEO and Director of the Company and that James R. Mirto has resigned as Senior Vice President and Chief Operating Officer of the Company.

ITEM 7.  EXHIBITS.

     99.1     Press Release dated September 9, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.
Date: September 10, 2002	By:	/s/ Dennis W. Genge
Dennis W. Genge, Vice President and Chief Financial Officer/Treasurer

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